Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Third Quarter 2011 Results

Wilmington, MA (November 10, 2011) – Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal third quarter ended September 30, 2011.

Third Quarter 2011 Financial Results

Net sales increased 6.4% to $133.1 million in the third quarter of 2011 compared with $125.0 million in the third quarter of 2010. Income from operations was $13.5 million in the third quarter of 2011, compared to $17.6 million in the third quarter of 2010. Net loss was $4.4 million in the third quarter of 2011, compared with net loss of $3.1 million in the third quarter of 2010.

Adjusted EBITDA for the third quarter of 2011 was $24.5 million, or 18.4% of net sales, compared to Adjusted EBITDA of $28.0 million, or 22.4% of net sales, in the third quarter of 2010.

“We are pleased with achieving our sixth consecutive quarter of year over year revenue increase, however we are disappointed that our revenue growth did not result in incremental profit. Higher overhead costs were the primary driver of lower profit in the third quarter despite our revenue results.” said Donald Spence, President and CEO of Accellent.

Nine Months Ended September 30, 2011 Financial Results

Net sales increased 8.2% to $405.7 million in the first nine months of 2011 compared with $374.8 million in the first nine months of 2010. Income from operations was $45.9 million in the first nine months of 2011 compared with $51.0 million in the first nine months of 2010. Net loss was $11.6 million in the first nine months of 2011 compared with a net loss of $9.1 million in the first nine months of 2010.

Adjusted EBITDA for the first nine months of 2011 was $78.5 million, or 19.4% of net sales compared to Adjusted EBITDA of $81.6 million, or 21.8% of net sales in the first nine months of 2010.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our third quarter financial results in a conference call scheduled for today, November 10, 2011 at 5 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 804-6920 pass code 58920732. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 35914746 until November 17, 2011.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 25, 2011. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.

Unaudited Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2010 and 2011

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2011
Net sales	$125,041	$133,059	$374,818	$405,740
Cost of sales (exclusive of amortization)	90,700	100,968	270,874	303,586

Gross profit	34,341	32,091	103,944	102,154

Operating expenses:
Selling, general and administrative expenses	12,371	14,242	39,722	42,904
Research and development expenses	602	602	1,958	2,081
Amortization of intangible assets	3,735	3,735	11,205	11,205
Loss on disposal of property and equipment	26	6	13	52

Total operating expenses	16,734	18,585	52,898	56,242

Income from operations	17,607	13,506	51,046	45,912

Other (expense) income, net:
Interest expense, net	(18,756)	(17,234)	(55,039)	(51,662)
Loss on debt extinguishment	—	—	(6,005)	—
Other (expense) income, net	(1,327)	1,247	4,166	(1,403)

Total other (expense) income, net	(20,083)	(15,987)	(56,878)	(53,065)

Loss before income taxes	(2,476)	(2,481)	(5,832)	(7,153)

Provision for income taxes	607	1,918	3,281	4,406

Net loss	$(3,083)	$(4,399)	$(9,113)	$(11,559)

ACCELLENT INC.

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2010 and September 30, 2011

(in thousands, except share and per share data)

	December 31, 2010	September 30, 2011
Assets
Current assets:
Cash	$40,787	$22,892
Accounts receivable, net of allowances of $2,002 and $1,888 as of December 31, 2010 and September 30, 2011, respectively	54,011	58,636
Inventory	66,028	76,858
Prepaid expenses and other current assets	2,650	5,543

Total current assets	163,476	163,929

Property, plant and equipment, net	121,037	128,075
Goodwill	629,854	629,854
Other intangible assets, net	164,626	153,421
Deferred financing costs and other assets, net	19,083	17,384

Total assets	$1,098,076	$1,092,663

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$9	$22
Accounts payable	24,025	21,338
Accrued payroll and benefits	9,102	12,027
Accrued interest	19,787	19,048
Accrued expenses and other current liabilities	17,793	17,504

Total current liabilities	70,716	69,939

Long-term debt	712,675	712,894
Other liabilities	34,177	38,227

Total liabilities	817,568	821,060

Stockholder’s equity:
Common Stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2010 and September 30, 2011	—	—
Additional paid-in capital	637,290	638,211
Accumulated other comprehensive (loss) income	(1,442)	291
Accumulated deficit	(355,340)	(366,899)

Total stockholder’s equity	280,508	271,603

Total liabilities and stockholder’s equity	$1,098,076	$1,092,663

ACCELLENT INC.

Reconciliation of Net loss to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2011

Net loss	$(3,083)	$(4,399)	$(9,113)	$(11,559)
Interest expense, net	18,756	17,234	55,039	51,662
Provision for income taxes	607	1,918	3,281	4,406
Depreciation and amortization	9,338	9,757	27,967	28,804

EBITDA (1)	$25,618	$24,510	$77,174	$73,313

Adjustments:
Stock-based compensation – employees	148	271	392	761
Stock-based compensation – non-employees	23	23	68	68
Employee severance and relocation	410	492	924	1,306
Executive recruiting costs	—	43	—	307
Plant closure costs	—	—	20	—
Currency translation loss (gain)	2,602	(1,233)	(547)	1,474
Change in fair value of derivative instruments	(1,226)	—	(3,512)	—
Loss on disposal of property and equipment	26	6	13	52
Other taxes	68	50	154	297
Loss on debt extinguishment	—	—	6,005	—
Management fees to stockholder	304	319	912	957
Other	24	—	24	—

Adjusted EBITDA (1)	$27,997	$24,481	$81,627	$78,535

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency translation gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.